UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Spire Global, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Leonardo Basola as the Company’s Chief Financial Officer, effective September 5, 2023, to succeed Thomas Krywe, who is resigning as Chief Financial Officer as previously disclosed.

Mr. Basola, age 51, will join the Company from Equifax Inc. (“Equifax”), a data, analytics and technology company, where he has served as SVP International Finance since 2019. Prior to joining Equifax in July 2019, he worked for five years as VP Finance & IT for ChemTreat, Inc., a Danaher Corporation operating company. Prior to this, Mr. Basola worked for over 16 years with General Electric Company and Genworth Financial, Inc. Mr. Basola earned his M.B.A. from Darden School of Business at the University of Virginia.

There are no arrangements or understandings between Mr. Basola and any other persons pursuant to which he was appointed Chief Financial Officer. There are no family relationships between Mr. Basola and any of the Company’s directors or executive officers, and Mr. Basola does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Basola accepted a written offer letter from the Company establishing his compensation as Chief Financial Officer. Pursuant to the offer letter, Mr. Basola’s initial compensation will consist of the following:

•
an initial annualized base salary of $390,000 per year;
•
he will be eligible to receive an annual cash bonus under the Company’s 2023 bonus plan in a target amount equal to 80% of his base salary prorated for 2023 based on his start date;
•
he will receive a grant of 750,000 restricted stock units pre-split under the Company’s 2021 Equity Incentive Plan, to be granted on September 5, 2023, which will vest in 12 equal installments on a quarterly basis; and
•
he will be entitled to participate in Company-sponsored benefit programs.

The foregoing summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Beginning on Mr. Basola’s start date of September 5, 2023, Mr. Krywe will continue as a full-time employee of the Company through September 30, 2023, but in a non-officer role to assist with the Chief Financial Officer transition, and his compensation will remain the same as it was prior to September 5, 2023. Mr. Krywe will be entitled to receive an amount equal to 100% of his target bonus amount for 2023, prorated based on his employment in 2023 through September 30, 2023, payable in a lump sum. On October 1, 2023, Mr. Krywe will become a consultant to the Company to continue to assist with the Chief Financial Officer transition, pursuant to a Consulting Agreement between Mr. Krywe and the Company dated as of August 15, 2023. The term of the Consulting Agreement is from October 1, 2023 until November 30, 2023. Mr. Krywe will receive a cash fee of $4,320 per month during the term of the Consulting Agreement. Mr. Krywe also agreed not to (i) solicit any employee or consultant of the Company during the term of the Consulting Agreement and for a period of one year thereafter or (ii) disclose any proprietary information of the Company. In addition, because Mr. Krywe will continue to provide services through November 30, 2023, his outstanding equity awards will continue to vest as scheduled during that time.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 16, 2023, the Company issued a press release announcing the appointment of Mr. Basola as the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On June 13, 2023, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of its outstanding Class A and Class B common stock at a reverse stock split ratio ranging from any whole number between 1-for-2 and 1-for-50, subject to and as determined by the Board. On August 16, 2023, the Board authorized and approved a reverse stock split ratio of 1-for-8 (the “Reverse Stock Split”) and an effective date of August 31, 2023. In connection with the Reverse Stock Split, every eight shares of the Company’s Class A and Class B common stock issued and outstanding as of the effective date will be automatically combined into one share of Class A or Class B common stock, as applicable. No fractional shares of the Company’s Class A or Class B common stock will be issued as a result of the Reverse Stock Split. Instead, any Class A stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split will instead receive cash payments in lieu of such fractional shares, and any fractional shares of Class B common stock will be transferred to the Company for no consideration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
10.1	Offer Letter between Leonardo Basola and Spire Global Subsidiary, Inc., effective as of August 10, 2023
10.2	Consulting Agreement between Thomas Krywe and Spire Global, Inc., dated as of August 15, 2023
99.1	News release of Spire Global, Inc. dated August 16, 2023 announcing the appointment of Leonardo Basola as Chief Financial Officer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	August 16, 2023	By:	/s/ Peter Platzer
		Name: Title:	Peter Platzer Chief Executive Officer